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[LETTERHEAD OF HARVEY JUDKOWITZ, CERTIFIED PUBLIC ACCOUNTANT]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


To the Securities and Exchange Commission

I hereby consent to the use of my report dated March 9, 2000 in the Registration Statement on Form SB-2 for THE FINANCE TEAM, INC. for the period ended December 31, 1999.

/s/ Harvey Judkowitz, CPA

Harvey Judkowitz
Certified Public Accountant

March 9, 2000